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                                                                  EXHIBIT 10.22


              DR. BERKOWITZ EMPLOYMENT AND NONCOMPETITION AGREEMENT


                            MYCO PHARMACEUTICALS INC.
                                5 PINETREE PLACE
                            FORT WASHINGTON, PA 19034




                                                           As of January 1, 1992

Dr. Barry A. Berkowitz
5 Pinetree Place
Fort Washington, PA 19034

Dear Dr. Berkowitz:

         This letter is to confirm our understanding with respect to (i) your employment by Myco Pharmaceuticals Inc. (the "Company"), (ii) your agreement not to compete with the Company and (iii) your agreement to protect and preserve information and property which is confidential and proprietary to the Company (the terms and conditions agreed to in this letter shall hereinafter be referred to as the "Agreement"). In consideration of the mutual promises and covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, we have agreed as follows:

         1. Employment. The Company will employ you, and you agree to work for the Company, as its President and Chief Executive Officer and to perform such services and discharge such duties and responsibilities consistent with such positions as may be prescribed by the Board of Directors of the Company. You shall devote your full business time and best efforts in the performance of the foregoing services, provided that you may participate in such other activities not in conflict with your obligations to the Company, including service as a director of and/or scientific advisor to one or more entities.

         2. Term of Employment.

                  (a) Your employment hereunder shall commence on January 1, 1992 and shall continue thereafter; provided, however, that your employment hereunder shall be terminated by the first to occur of the following:

                  (i) Immediately upon your death;

                  (ii) Upon notice from the Company following your failure, due to illness, accident or any other physical or mental incapacity, to perform the services provided for
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         hereunder for an aggregate of 90 business days within any one year period during the term hereof;

                  (iii) By the Company upon notice, for Cause, as defined herein, and as set forth below;

                  (iv) By the Company, upon notice subject to Section 3 hereof, without Cause; or

                  (v) By you, upon notice to the Company, provided, that if you do not give at least 60 days prior written notice of your intention to terminate your employment hereunder, you will forfeit all unused vacation, prepaid benefits, any earned but unpaid incentive compensation, and any stock options which have not vested as of the date such notice is given.

         The right of the Company to terminate your employment hereunder without cause to which you hereby agree, shall be exercisable by written notice sent to you by the Company and shall be effective as of the date of such notice.

         The Company may, immediately and unilaterally, terminate your employment hereunder for Cause at any time upon ten (10) days' advance written notice to you. Termination of your employment by the Company shall constitute a termination for Cause if such termination is for one or more of the following reasons: (i) your continuing failure to render services to the Company in accordance with your assigned duties consistent with Section 1 of this Agreement and such failure of performance continues for a period of more than 120 days after notice thereof has been provided to you by the Board of Directors; (ii) your willful misconduct or gross negligence; (iii) you are convicted of a felony, either in connection with the performance of your obligations to the Company or which conviction materially adversely affects your ability to perform such obligations, materially adversely affects the business activities, reputation, goodwill or image of the Company; (iv) willful disloyalty, deliberate dishonesty, breach of fiduciary duty or breach of the terms of this Agreement or the other covenants executed by you regarding competition against the Company or the assignment of inventions to the Company; (v) the commission by you of an act of fraud, embezzlement or deliberate disregard of the rules or policies of the Company which results in significant loss, damage or injury to the Company; (vi) your willful unauthorized disclosure of any trade secret or confidential information of the Company; or (vii) your willful commission of an act which constitutes unfair competition with the Company or which induces any employee or customer of the Company to break a contract with the Company.



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         In making any determination under this Section, the Board of Directors shall act fairly and in utmost good faith and shall give you an opportunity to appear and be heard at a meeting of the Board of Directors or any committee thereof and present evidence on your behalf. For purposes of this Section, no act, or failure to act, on your part shall be considered "willful" unless done, or admitted to be done, by you in bad faith and without reasonable belief that such action or omission was in the best interest of the Company.

         In the event you are terminated for Cause, you shall be entitled to no severance or other termination benefits, or any other benefits (except for any health insurance benefits required by applicable law).

         3. Salary.

                  (a) The Company shall pay you as your base compensation for your services and agreements hereunder during the first year of this Agreement a base salary at the rate of $195,000 per year, payable at such intervals as may be agreed upon by the Company and you, less any amounts required to be withheld under applicable law. Such salary will be reviewed and subject to increase on an annual basis as agreed by the Board of Directors. Such compensation will be reduced by any disability payments which you receive, after taking into account the tax benefits (if any) of such payments.

                  (b) In addition to your base compensation, the Company will pay you an annual bonus of up to $28,500 per year as agreed by the Board of Directors, or such greater amount as agreed by the Board of Directors.

                  (c) Upon execution of this Agreement the Company will issue to you 860,000 shares of the Company's Common Stock, $.001 par value, at a purchase price of $.001 per share, pursuant to a Stock Purchase and Repurchase Agreement in the form enclosed with this letter. Such shares shall be subject to the terms of such agreement.

                  (d) In the event your employment shall be terminated by the Company without Cause at any time, or in the event that you terminate your employment hereunder by reason of a material change in your duties imposed by the Board of Directors of the Company, or by reason of any material breach by the Company of its obligations to you, the Company shall continue to pay you your base salary and the cost of your health insurance for a period of one year following any such termination, less any amounts earned by you during such period from full time employment with another entity during such period (which employment you agree to make a good faith effort to locate). All


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payments made under this Section 3(d) shall be payable monthly at the rate specified in Section 3(a) hereof.

                  (e) In the event your employment shall be terminated by the Company for Cause, no further compensation or benefits of any kind shall be payable to you hereunder; provided, however, that you shall continue to be bound by the terms and conditions of this Agreement, other than Section 1.

         4. Reimbursement of Expenses and Benefits.

                  (a) You shall be entitled to reimbursement for all ordinary and reasonable out-of-pocket business expenses which are reasonably incurred by you in furtherance of the Company's business.

                  (b) The Company shall reimburse you for up to $20,000.00 of your reasonable out-of-pocket moving expenses for relocation to the greater Boston, Massachusetts area or other principal place of business of the Company.

                  (c) The Company shall provide you and maintain during your employment hereunder, at its cost, with not less than $1,000,000 of life insurance with the proceeds payable to you or your designee and health insurance reasonably satisfactory to you.

                  (d) The Company shall provide you with a monthly automobile allowance of $400 per month and the Company shall pay or reimburse your for the payment of all maintenance and insurance costs for an automobile of your choice.

                  (e) You shall be entitled to such amount of vacation leave as agreed by the Company and you.

                  (f) In addition to the foregoing, you shall also be entitled to participate in any employee benefit plans which the Company provides or may establish for the benefit of its executive employees generally.

         5. Prohibited Competition. We have discussed, and you recognize and acknowledge the competitive and proprietary nature of the Company's business operations.

         You acknowledge and agree that a business will be deemed competitive with the Company if it engages in a line of business in which it performs any of the services or manufactures or sells any of the products provided or offered by the Company in the Company's Field of Interest (such business to be referred to as a "competitive business"). The term Company's "Field of Interest" currently means the development of products or processes as anti-


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infective therapeutics or diagnostics with an initial emphasis on anti-fungals and commercial use of fungi or yeasts in drug screening, production, development or testing.

         You further acknowledge and agree that during the course of performing services for the Company, the Company will furnish, disclose or make available to you confidential and proprietary information related to the Company's business and that the Company may provide you with unique and specialized training. You also acknowledge that such confidential information and the training to be provided by the Company have been developed and will be developed by the Company through the expenditure by the Company of substantial time, effort and money and that all such confidential information and training could be used by you to compete with the Company.

         Accordingly, you hereby agree in consideration of the Company's agreement to engage you hereunder and your compensation thereof and in view of the confidential position to be held by you, the unique and specialized training which the Company may provide you and the confidential nature and proprietary value of the information which the Company may share with you, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, as follows:

         During the period during which you perform services for or at the request of the Company (the "Term") and for a period of eighteen months following the expiration or termination of the Term (the "Restricted Term"), whether such termination is voluntary or involuntary, you shall not, without the prior written consent of the Company:

                  (i) For yourself or on behalf of any other, directly or indirectly, either as principal, agent, stockholder, employee, consultant, representative or in any other capacity, own, manage, operate or control, or be concerned, connected or employed by, or otherwise associate in any manner with, engage in or have a financial interest in any business whose primary line of business is in the Field of Interest, or in any other business in which you have any direct operating or scientific responsibility in the Field of Interest within the World (the "Restricted Territory"), except that nothing contained herein shall preclude you from purchasing or owning stock in any such competitive business if such stock is publicly traded, and provided that your holdings do not exceed three (3%) percent of the issued and outstanding capital stock of such business.

                  (ii) Either individually or on behalf of or through any third party, solicit, divert or appropriate or attempt to solicit, divert or appropriate, for the purpose of competing


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         in the Field of Interest with the Company or any present or future parent, subsidiary or other affiliate of the Company which is engaged in the Field of Interest, any joint venture or collaborative research partners, customers or patrons of the Company, or any prospective customers or patrons with respect to which the Company has developed or made a presentation for the use or exploitation of products or processes in the Field of Interest (or similar offering of services) within eighteen months, located within the Restricted Territory.

                  (iii) Either individually or on behalf of or through any third party, directly or indirectly, solicit, entice or persuade or attempt to solicit, entice or persuade any other employees of or consultants to the Company or any parent or future parent or affiliate of the Company to leave the services of the Company or any parent or future parent or affiliate for any reason.

         You further recognize and acknowledge that (i) the types of employment which are prohibited by this paragraph are narrow and reasonable in relation to the skills which represent your principal salable asset both to the Company and to your other prospective employers, and (ii) the specific but broad geographical scope of the provisions of this paragraph is reasonable, legitimate and fair to you in light of the Company's need to market its services and sell its products in a large geographic area in order to have a sufficient customer base to make the Company's business profitable and in light of the limited restrictions on the type of employment prohibited herein compared to the types of employment for which you are qualified to earn your livelihood.

         If any part of this section should be determined by a court of competent jurisdiction to be unreasonable in duration, geographic area, or scope, then this section is intended to and shall extend only for such period of time, in such area and with respect to such activity as is determined to be reasonable.

         6. Protected Information. Upon execution of this Agreement, you shall execute and deliver a Confidentiality Agreement in the form attached hereto as Annex A.

         7. Continuing Obligations. Your obligations under this Agreement other than the provisions of Section 1 of this Agreement shall not be affected by any termination of your employment arrangement, including termination upon the Company's initiative, subject to the Company's performance of its obligation to make payments to you pursuant to Section 3 hereof.



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         8. Records. Upon termination of your relationship with the Company, you shall deliver to the Company any property of the Company which may be in your possession including products, materials, memoranda, notes, records, reports, or other documents or photocopies of the same.

         9. No Conflicting Agreements. You hereby represent and warrant that you have no commitments or obligations inconsistent with this Agreement and you hereby agree to indemnify and hold the Company harmless against any claim based upon circumstances alleged to be inconsistent with such representation and warranty.

         10. Waiver of Provisions. Failure of any party to insist, in one or more instances, on performance by the other in strict accordance with the terms and conditions of this Agreement shall not be deemed a waiver or relinquishment of any right granted hereunder or of the future performance of any such term or condition or of any other term or condition of this Agreement, unless such waiver is contained in a writing signed by or on behalf of the waiving party.

         11. Notices. Any notice or other communication required or permitted hereunder shall be deemed sufficiently given if sent by facsimile, overnight courier, certified mail, postage and fees prepaid, addressed to the party to be notified as follows: if to the Company to its address set forth above, with a copy to Peter F. Demuth, Esquire, Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., One Financial Center, Boston, MA 02111 and if to you to your address set forth above, or in each case to such other address as either party may from time to time designate in writing to the other. Such notice or communication shall be deemed to have been given four business days after being deposited with the United States Postal Service.

         12. Governing Law. This Agreement together with the Stock Purchase and Repurchase Agreement and Confidentiality Agreement shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Massachusetts, without application of the conflicts of law provisions thereof.

         13. Entire Agreement. This Agreement, together with the Confidentiality Agreement and Stock Purchase and Repurchase Agreement embodies the entire agreement and understanding between the parties hereto and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement of any kind not set forth in this Agreement shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.



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         14. Invalidity. This Agreement, together with the Stock Purchase and
Repurchase Agreement and Confidentiality Agreement of even date, is intended to be performed in accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules and regulations. If any provision of this Agreement, or the application thereof to any person or circumstance, shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby, but rather shall be enforced to the greatest extent permitted by law.

         15. Injunctive Relief. You hereby expressly acknowledge that any breach or threatened breach of any of the terms and/or conditions set forth in Section 5 of this Agreement will result in substantial, continuing and irreparable injury to the Company. Therefore, you hereby agree that, in addition to any other remedy that may be available to the Company, the Company shall be entitled to injunctive or other equitable relief by a court of appropriate jurisdiction in the event of any breach or threatened breach of the terms of Section 5 of this Agreement.

         16. Assignment. The Company may assign its rights and obligations hereunder to any person or entity who succeeds to all or substantially all of the Company's business or that aspect of the Company's business in which you are principally involved. Your rights and obligations under this Agreement may not be assigned without the prior written consent of the Company.

         17. Expenses. Should any party breach this Agreement, in addition to all other remedies available at law or in equity, such party shall pay all of any other party's costs and expenses resulting therefrom and/or incurred in successfully enforcing this Agreement, including legal fees and expenses.

         18. Modification and Amendment. This Agreement shall not be modified or amended except by an instrument in writing signed by or on behalf of the parties hereto.

         19. Parties Benefitted. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Company and any parent, subsidiary or other affiliate of the Company, and their respective successors and assigns, and shall be binding upon and inure to the benefit of you and your heirs, executors, administrators, successors and permitted assigns.

         20. Headings. Section and other headings contained in this Agreement are for reference purposes only and are in no way intended to define, interpret, describe or otherwise limit the scope, extent or intent of this Agreement or any of its


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provisions each of which shall be deemed an original, but all of which together shall constitute one and the same document.

         21. Counterparts. This Agreement may be executed in one or more counterparts each of which will be deemed an original, but all of which together shall constitute one and the same instrument.

         If the foregoing accurately sets forth our agreement, please so indicate by signing and returning to us the enclosed copy of this letter.

                                            Very truly yours,

                                            MYCO PHARMACEUTICALS INC.


                                            By:________________________________
                                            Gary Anderson, Chairman

Accepted and Approved

______________________
Dr. Barry A. Berkowitz

Dated:________________



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